UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SECOND SIGHT MEDICAL PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Second Sight Medical Products, Inc.

12744 San Fernando Road, Building 3

Sylmar, California 91342

April 20, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Second Sight Medical Products, Inc. to be held at 9:00 a.m., local time, on Friday, May 15, 2015, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2015 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Sincerely,

/s/ Robert J. Greenberg
Robert J. Greenberg
President and Chief Executive Officer

SECOND SIGHT MEDICAL PRODUCTS, INC.

12744 San Fernando Road, Building 3
Sylmar, California 91342

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2015

To the Stockholders of Second Sight Medical Products, Inc.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Second Sight Medical Products, Inc., a California corporation, will be held on Friday, May 15, 2015 at 9:00 a.m., local time, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355, for the following purposes:

1.    To elect the five nominees to the Board of Directors nominated by the Board of Directors.

2.    To approve an increase in the maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 4 million shares to 6 million shares of common stock.

3.    To approve Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan.

4.    To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2015.

5.    To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 7, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you plan to attend the Annual Meeting and you require directions, please call us at (818) 833-5000.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided as soon as possible.

By Order of the Board of Directors

/s/ Robert J. Greenberg
Robert J. Greenberg
President and Chief Executive Officer

Dated: April 20, 2015

TABLE OF CONTENTS

Page No.
The Proxy Procedure	1
About the Meeting: Questions and Answers	2
Governance of the Company	8
Proposal 1 — Election of Directors	12
Proposal 2 — Approval of the maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 4 million shares to 6 million shares of common stock	15
Proposal 3 — Approval of Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan	17
Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	20
Executive Compensation and Related Information	22
Security Ownership of Certain Beneficial Owners and Management	26
Certain Relationships and Related Transactions	28
Requirements for Advance Notification of Nominations and Stockholder Proposals	29
Other Matters	29
Appendix A — Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan	A-1

i

THE PROXY PROCEDURE

This Proxy Statement and the accompanying proxy card are first being mailed, on or about April 20, 2015, to owners of shares of common stock of Second Sight Medical Products, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “Second Sight” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our Annual Meeting of stockholders to be held on May 15, 2015 at 9:00 a.m. PDT at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355 (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2015:

The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on Form 10-K may also be accessed via our website at www.secondsight.com.

Second Sight Medical Products, Inc.

12744 San Fernando Road, Building 3

Sylmar, California 91342

(818) 833-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M. ON MAY 15, 2015

INTRODUCTION

This Proxy Statement and the accompanying Proxy Card is first being mailed on or about April 20, 2015. We are sending it to you to solicit proxies for voting at the Annual Meeting of our stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Proxy Materials

Q:   Why am I being asked to review these materials?

A:    Second Sight Medical Products, Inc., also referred to herein as “Second Sight”, the “Company” or “we”, is providing these proxy materials to you in connection with the solicitation of proxies by the Company’s Board of Directors for use at an Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355, at 9:00 a.m., Pacific Standard Time on May 15, 2015 If necessary the meeting may be continued at a later time. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:   What information is contained in these materials?

A:    The proxy materials include:

•      our proxy statement for the Annual Meeting of Stockholders;

•      our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•      a proxy card or a voting instruction card for the Annual Meeting.

Q:   What information is contained in this proxy statement?

A:    The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and Board committees, the compensation of our directors and certain executive officers for fiscal 2014 and other required information.

Q:   How may I obtain a paper copy of the proxy materials?

A:    You may request paper copies of the proxy materials for the Annual Meeting by telephoning (818) 833-5000, or by sending an e-mail to investors@secondsight.com.

Q:   What does it mean if I received more than one proxy or voting instruction form?

A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to ensure that all of your shares are voted.

Q:   I share an address with another stockholder, and we received more than one paper copy of the proxy materials. How do we obtain a single copy in the future?

A:    Stockholders of record sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact our transfer agent whose contact information is provided above. Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact Thomas B. Miller at:

Second Sight Medical Products, Inc.
12744 San Fernando Road, Building 3
Sylmar, California 91342

Q:   What does it mean if I received more than one proxy or voting instruction form?

A:    You may receive more than one notice, or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive to vote the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

Q:   How may I obtain a copy of the Company’s 2014 Form 10-K and other financial information?

A:    Stockholders may request a free copy of our 2014 Annual Report, which includes our 2014 Form 10-K, from:

Second Sight Medical Products, Inc.

12744 San Fernando Road, Building 3

Sylmar, California 91342

Alternatively, a copy of our Form 10-K is available at the Investor Relations section of our website: http://investors.secondsight.com/sec.cfm

We also will furnish any exhibit to our Form 10-K for 2014 if specifically requested.

Voting Information

Q:   What matters will the Company stockholders vote on at the Annual Meeting?

A:    There are four proposals to be considered and voted on at the meeting. The proposals to be voted on are:

Proposal 1 — To elect the five nominees to the Board of Directors nominated by the Board of Directors to serve for terms of one year each or until the election and qualification of their successors;

Proposal 2 — To approve an increase of the maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 4 million shares to 6 million shares of common stock;

Proposal 3 — To approve Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan;

Proposal 4 — To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

Proposal 5 — To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.

Q:   What are the Board’s voting recommendations?

A:    The Board of Directors recommends that you vote your shares as follows:

•      “FOR” the election of the nominated directors (see Proposal 1);

•      “FOR” ratification of an increase in the maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 4 million to 6 million shares of common stock (Proposal 2);

•      “FOR” ratification of Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan (Proposal 3); and

•      “FOR” the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:   Who is entitled to vote at the Annual Meeting?

A:    Each holder of shares of our common stock issued and outstanding as of the close of business on April 7, 2015, the record date for the Annual Meeting, is entitled to cast one vote per share on all items being voted upon at the Annual Meeting. You may cumulate your votes in favor of one or more director nominees. Please see “Is cumulative voting permitted for the election of directors” below on page 6. You may vote all shares owned by you as of this time, including shares held for you as the beneficial owner through a broker, trustee or other nominee.

On the record date, the Company had approximately 35,339,869 shares of common stock issued and outstanding.

Q:   What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:    Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•      Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote your shares during the meeting.

•      Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the Annual Meeting (which must be voted prior to the Annual Meeting).

Q:   If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:    If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. Under Nasdaq Stock Market Business Conduct Rules, to which your broker is subject, your broker may refrain from voting uninstructed shares for elections of directors and other matters such as those involving the proposals in this proxy statement without instruction from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Q:   How do I vote?

A:    You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.  You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Thursday, May 14, 2015. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote in person or return a proxy card.

Vote by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope that is provided. Please mail your proxy card promptly to ensure that it is received before closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by Internet or by mail, you will be designating Robert J. Greenberg, our President and Chief Executive Officer, and/or Thomas Miller, our Chief Financial Officer and Corporate Secretary, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Q:   What is a proxy?

A:    A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Robert J. Greenberg, our President and Chief Executive Officer, and/or Thomas Miller, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

Q:   Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to management.

Q:   How are votes counted, and what affect do abstentions and broker non-votes have on the proposals?

A:    In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. You also may cumulate your votes as described below.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 4 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval of an increase in the maximum number of shares of common stock that may be issued under the 2011 Equity Incentive Plan from 4 million shares to 6 million shares of common stock, FOR ratification of Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan, and FOR ratification of the appointment of our independent registered public accounting firm).

Q:   What is the voting requirement to approve each of the proposals?

A:    In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes “for” his or her election than votes “against” his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the Annual Meeting.

Q:   Is cumulative voting permitted for the election of directors?

A:    Yes, you may choose to cumulate your vote in the election of directors. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are 5 directors to be elected at the Annual Meeting, you may allocate 500 “FOR” votes (5 times 100) among as few or as many of the 5 nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee.

If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Robert J. Greenberg M.D. Ph.D. or Thomas Miller, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Q:   What percentage of our common stock do our directors and officers own?

A:    As of April 7, 2015, our current directors and executive officers beneficially owned approximately 65.3% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 26-27 for more details.

Q:   What if I have questions for our transfer agent?

A:    Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

1-212.828.8436

Q:   What happens if I abstain?

A:    Abstentions are counted as present at the meeting for purposes of determining whether there is a quorum but are not counted as votes cast.

Q:   May I change my vote or revoke my proxy?

A:    You may change your vote or revoke your proxy at any time prior to the vote during the Annual Meeting.

If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below prior to your shares being voted; or (3) participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the meeting and electronically voting your shares during the Annual Meeting.

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Building 3

Sylmar, California 91342

Annual Meeting Information

Q:   How can I attend the Annual Meeting?

A:    You are invited to attend this year’s Annual Meeting that will be held at Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355. You are entitled to participate in the Annual Meeting only if you were the Company’s stockholder or joint holder as of the close of business on April 7, 2015 or if you hold a valid proxy for the Annual Meeting.

Q:   What are the quorum requirements for the meeting?

A:    The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of the Company common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:   What if a quorum is not present at the Annual Meeting?

A:    If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

Q:   What happens if additional matters are presented at the Annual Meeting?

A:    Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Robert J. Greenberg and Thomas B. Miller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:   Who will count the votes?

A:    Our Chief Financial Officer and Corporate Secretary, Thomas B. Miller, will act as the inspector of election and count the votes, with the assistance of reports provided by VStock Transfer LLC, our stock transfer agent.

Q:   Where can I find the voting results of the Annual Meeting?

A:    We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

Q:   What is the deadline to propose actions (other than director nominations) for consideration at next year’s Annual Meeting of stockholders?

A:    You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than August 13, 2015. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Building 3

Sylmar, California 91342

Deadlines for the nomination of director candidates are discussed below.

Q:   How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?

A:    You may recommend director candidates for consideration by the Nominating and Governance Committee of the Board. Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. See “Proposal No. 1—Election of Directors—Director Nominee Experience and Qualifications” for more information regarding our Board membership criteria.

A stockholder may send a recommended director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

Q:   How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and director nominations?

A:    You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Our Bylaws also are available on the SEC website as Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 12, 2014.

Further Questions

Q:   Who can help answer my questions?

A:    If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary and Chief Financial Officer, Thomas B. Miller.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the California Corporations Code and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 12744 San Fernando Road, Building 3, Sylmar, California 91342. These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors currently serving on the Board, including those nominated for election at the Annual Meeting with the exception of Robert J. Greenberg, who is employed as our Chief Executive Officer and President, are independent directors under NASDAQ’s rules.

Board Meetings and Committees of our Board

The Board has three standing committees which have members (Alfred E. Mann, William Link, and Gregg Williams) who satisfy the independence standards of the Securities Exchange Act of 1934 and NASDAQ’s rules: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Mr. Mann is Chairman of the Audit Committee, Mr. Link and Mr. Williams are co-Chairmen of the Compensation Committee, and Mr. Mann is Chairman of the Nominating and Corporate Governance Committee. During the year ended December 31, 2014, the Board held nine meetings, the Audit Committee held three meetings, the Compensation Committee held no meetings, and the Nomination and Governance Committee held no meetings. Each of our directors attended at least 75% of the aggregate Board meetings and meetings of the Board committee(s) of which he is a member. We do not have a policy with regard to Board attendance at the Annual Meeting.

Audit Committee

The Audit Committee consists of Alfred E. Mann, William Link and Gregg Williams, three non-employee directors, all of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules. In addition, the Board has determined that Alfred E Mann, qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.secondsight.com (under “Investors”). The Audit Committee met three times during 2014 with all members in attendance at the meeting. The role of the Audit Committee is to:

•      oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•      oversee management’s maintenance of internal controls and procedures for financial reporting;

•      oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•      oversee the independent auditor’s qualifications and independence;

•      oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

•      prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

•      discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

The Compensation Committee consists of Alfred E. Mann, William Link and Gregg Williams, three non-employee directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee did not meet during 2014. The role of the Compensation Committee is to:

•      develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

•      review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;

•      review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

•      ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

•      prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.secondsight.com (under “About Us – Corporate Governance”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Alfred E. Mann, William Link and Gregg Williams, three non-employee directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Governance Committee did not meet during 2014. The role of the Nominating and Governance Committee is to:

•      evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•      determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•      establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•      review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

•      annually recommend to the Board persons to be nominated for election as directors;

•      recommend to the Board the members of all standing Committees;

•      adopt or develop for Board consideration corporate governance principles and policies; and

•      periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Nominating and Governance Committee is available on our website www.secondsight.com (under “About Us – Corporate Governance”).

Policy with Regard to Security Holder Recommendations

The Nominating and Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by security holders. No security holder (other than members of the Nominating and Governance Committee) has recommended a candidate to date. The Nominating and Governance Committee plans to adopt a policy prior to the next Annual Meeting of our security holders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical devices, bio-technology, intellectual property, early stage high technology companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Nominating and Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Nominating and Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

Compensation Committee Interlocks and Insider Participation

During 2014, Alfred E. Mann, William Link and Gregg Williams served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.secondsight.com (under “About Us – Code of Business Conduct and Ethics”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board — Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee — Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Governance Committee — Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee — Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee reviews issues involving potential conflicts of interest, other than Related Party transactions, which are reviewed by the Audit Committee.

Compliance with Section 16 of the Exchange Act

Based solely upon a review of Forms 3 and 4 furnished to the Company, the Company believes that all of its directors, officers and applicable stockholders timely filed these reports.

PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS 1 THROUGH 4 BELOW.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board currently has five members. Our Board has nominated each of our incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

Our Director Qualifications and Diversity guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Nominating and Governance Committee takes into account a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them:

Robert J. Greenberg, 47, President, Chief Executive Officer, and Director

Biographical information for Dr. Greenberg is set forth under “Executive Compensation and Related Information”.

Alfred E. Mann, 89, Chairman of the Board of Directors and Chair of the Audit Committee

Mr. Mann is one of our founders and has been one of our directors since inception. He has been a director of MannKind Corporation since April 1999, its Chairman of the Board since December 2001 and its Chief Executive Officer since October 2003. He retired as Chief Executive Officer of MannKind Corporation effective January 9, 2015, and is currently its Executive Chairman. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and micro infusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and until January 2008, as Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits that was acquired by Boston Scientific Corporation in June 2004. In January 2008, the former stockholders of Advanced Bionics Corporation repurchased certain segments from Boston Scientific Corporation and formed Advanced Bionics LLC for cochlear implants and Infusion Systems LLC for infusion pumps. Mr. Mann was non-executive Chairman of both entities. Advanced Bionics LLC was acquired by Sonova Holdings on December 30, 2009. Infusion Systems LLC was acquired by the Alfred E. Mann Foundation in February 2010. Mr. Mann has also founded and is non-executive Chairman of Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering. Mr. Mann

holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering. Mr. Mann’s business experience, including his extensive experience as a founder, board member and executive officer of medical device companies, combined with his business acumen and judgment provide our board with valuable scientific and operational expertise and leadership skills.

William J. Link, 69, Director and Co-Chairman of the Compensation Committee

Mr. Link has been a member of our Board of Directors since 2003. Mr. Link is a co-founder and managing director of Versant Ventures, a venture capital firm specializing in early-stage investing in healthcare companies, since its inception in 1999. Prior to co-founding Versant Ventures, Mr. Link was a general partner at Brentwood Venture Capital from 1998 to present. Mr. Link also founded and served as chairman and CEO of Chiron Vision, a subsidiary of Chiron Corporation specializing in ophthalmic surgical products, from 1986 to 1997 which was sold to Bausch and Lomb in 1997. Prior to Chiron Vision, Mr. Link founded in 1978 and served as President of American Medical Optics (AMO), a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Mr. Link also served on the Board of AMO’s successor company, Advanced Medical Optics (AMO) which was acquired by Abbott in 2009, from 2002 to 2009. Mr. Link was an Assistant Professor in the Department of Surgery at the Indiana University School of Medicine from 1973 to 1976. Mr. Link received his BSc, MSc and Ph.D. from Purdue University. Our board has concluded that Mr. Link’s senior executive history with a focus on medical products as well as his extensive financial and other experience with technology companies in general, including his experience of serving on other boards of directors make him a qualified and valued member of our board.

Aaron Mendelsohn, 63, Director

Mr. Mendelsohn is a founder and has been a director of Second Sight since inception. Mr. Mendelsohn served on the board of Advanced Bionics since shortly after its founding in 1993 until its sale in 2004. Mr. Mendelsohn was also a founder and director of MRG from its inception in 1998 until its sale in 2001 to Medtronic, Inc.  Mr. Mendelsohn serves on the board of directors for the Alfred E. Mann Institute for Biomedical Engineering at the University of Southern California since its inception in 1998 and is a member of its Executive Committee. Mr. Mendelsohn is a founder and since 2007 a director of Nanoprecision Holding Company, Inc., a world leader in manipulating materials at nanometer scale. He is also a founder and director of Nanoprecision Medical, Inc, a drug delivery company working in nanotechnology, since its inception in 2011. Mr. Mendelsohn is a founder and serves as Chairman of the Maestro Foundation since it was organized in 1983. The Maestro Foundation is a leading non-profit musical philanthropic organization which hosts a premier chamber music series and lends professional-level instruments and bows to young, career-bound classical musicians. Mr. Mendelsohn received his B.A. from UCLA and J.D. from Loyola University School of Law Los Angeles. Our board believes that Mr. Mendelsohn’s business experience, including his experience as a founder, board member and executive officer of medical device companies, combined with his financial experience, business acumen and judgment provide our Board with valuable managerial and operational expertise and leadership skills making him well qualified to continue serving as one of our directors.

Gregg Williams, 56, Director and Co-Chairman of the Compensation Committee

Mr. Williams has been a member of our Board of Directors since June 2009. Mr. Williams has been the Chief Executive Officer at Williams International Corporation, a leading developer and manufacturer of small gas turbine engines, since April 2005. Mr. Williams serves as the Chairman and President of Williams International Corporation and served as its Chief Operating Officer. He is a Member of Strategic Advisory Council of Bye Aerospace, Inc. Mr. Williams received a Bachelor of Science in Engineering from the University of Utah in 1982. Our board believes that Mr. Williams’ executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

Vote Required

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of our common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Robert J. Greenberg M.D. Ph.D. or Thomas Miller, will vote for a nominee or nominees designated by the Board.

There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Robert J. Greenberg M.D. Ph.D. or Thomas Miller, as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

You may cumulate your votes in favor of one or more of the director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the five persons who will be voted upon at the Annual Meeting. See “Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?” for further information about how to cumulate your votes. Robert J. Greenberg M.D. Ph.D. or Thomas Miller as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder’s votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast “AGAINST” or “ABSTAIN.”

Our Board recommends a vote “FOR” each of the nominees.

Director Compensation for 2014

Prior to June 2014 members of our board of directors did not receive compensation for their service as directors. In July 2014 our board of directors approved a non-employee director policy which provides non-employee directors an annual retainer of $50,000 and our Chairman of the Board an annual retainer of $75,000. Each of our non-employee directors who serves as a committee chair also will receive, $6,000 per year for his or her service as committee chair and non-chair committee members will receive $4,000 per year for each committee on which he serves; provided, however, the Audit Committee chair’s additional retainer is $16,000 per year and each non-chair Audit Committee member’s additional retainer is $8,000 per year. All fees will be paid in shares of our stock on June 1 of each year and the stock price per share value shall be determined by an average closing price of our stock for the preceding twenty trading days of our common stock on its principal exchange. In July 2014, our board voted to award our chairman, Alfred E. Mann, a bonus of 25,000 shares of common stock in recognition of his many years of service to our Company.

The following Director Compensation Table sets forth information concerning compensation for services rendered by our non-employee directors for fiscal year 2014. The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the director for such awards.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Total ($)

Alfred E. Mann	58,917	175,000	233,917
William J. Link, Ph.D.	39,083		39,083
Aaron Mendelsohn	29,167		29,167
Gregg Williams	39,083		39,083

PROPOSAL 2 — APPROVAL OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SECOND SIGHT’S 2011 EQUITY INCENTIVE PLAN FROM 4 MILLION SHARES TO 6 MILLION SHARES OF COMMON STOCK

In 2003, the board of directors adopted a 2003 Equity Incentive Plan. On July 15, 2011, the board of directors adopted a 2011 Equity Incentive Plan to substantially replace the 2003 Plan and also approved a complete restatement of the 2003 Plan. Our stockholders approved the Restatement of the 2003 Plan and the adoption of the 2011 Plan on July 21, 2011. The 2003 and 2011 Plans are substantially identical and are hereinafter collectively referred to as our “Plan”. Our Plan permits the grant of non-statutory incentive stock options to our employees and any parent and subsidiary corporations’ employees. Our Plan also permits option grants to certain independent contractors who provide services to us.

The maximum number of shares that we currently are authorized to grant under our 2011 Plan is 4,000,000 which is offset and reduced by options granted and exercised under the 2003 Plan.

Shares Available

Plan administration. The Plan is administered by the Compensation Committee which consists of Alfred E. Mann, William J. Link and Gregg Williams appointed by our board of directors. The compensation committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan.

Stock options. Stock options may be granted under our Plan. The term of an incentive stock option may not exceed 10 years. The committee determines the exercise price of an option. Payment of the exercise price may be made in cash, shares or other property acceptable to the committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for thirty days following the termination of service (subject to extension upon approval of the Committee). However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our Plan, the committee determines the other terms of options.

Non-transferability of awards. Unless the committee provides otherwise, our Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our Plan, the committee will adjust the number and class of shares that may be delivered under our Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our Plan. In the event of our proposed liquidation or dissolution, the committee will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. Our Plan provides that in the event of a merger or change in control, as defined under the Plan, each outstanding award will be treated as provided for in the individual award agreement.

 Amendment, termination. Our board of directors will have the authority to amend, suspend or terminate the Plan provided such action does not require stockholder approval and will not impair the existing rights of any participant. Our Plan will automatically terminate in 2021, unless we terminate it sooner. On February 25, 2015 our Board unanimously adopted a resolution approving, subject to approval by our stockholders, the Plan Amendment. As described below, the Plan Amendment increases the maximum number of shares available for issuance under the 2011 Plan from 4,000,000 to 6,000,000.

For the reasons explained below, our Board believes that the number of options shares that may be delivered pursuant to awards under the 2011 Plan should be increased by 2,000,000 shares to a maximum of 6,000,000 shares of common stock. As of March 31, 2015, we had Board granted options covering 3,102,795 shares issued and outstanding and only 188,144 shares of common stock remained available for issuance under the 2011 Plan.

Our Board believes that it is in the best interests of the Company’s stockholders and employees to increase the number of shares of common stock available to the 2011 Plan by 2 million shares as this will allow the Company to continue to attract and retain quality personnel and to promote employee participation in equity ownership of the Company.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

The Board unanimously recommends that stockholders vote “FOR” the approval of the proposed Plan Amendment to increase the number of shares issuable from 4,000,000 shares of common stock to 6,000,000 shares of common stock as described in this Proposal 2.

PROPOSAL 3 — APPROVAL OF THE SECOND SIGHT MEDICAL PRODUCTS, INC., 2015 EMPLOYEE STOCK PURCHASE PLAN

We are asking you to approve the Second Sight Medical Inc. 2015 Employee Stock Purchase Plan (referred to as the “ESPP”), which was adopted by the Company’s Board of Directors on March 25 2015 to be effective June 1, 2015, subject to approval by the stockholders at the annual meeting of stockholders. Our Board of Directors believes that the ESPP is in the best interests of the Company, as it provides a convenient way for the Company’s employees to purchase shares of the Company’s common stock at a discounted price, which stock ownership aligns their interests with that of our stockholders.

The Company has reserved a total of 250,000 shares of common stock for issuance under the ESPP and, until the Board or the Committee determine otherwise, the number of shares of Common Stock available for purchase by participating employees under the ESPP shall automatically increase on January 1st of each year, commencing January 1, 2016 and continuing until the expiration of the ESPP, in an amount equal to the lesser of (a) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (b) One Hundred Thousand (100,000) shares of Common Stock. The total shares of common stock reserved for issuance under the ESPP represent less than 1% of the Company’s outstanding shares as of the Record Date.

Summary of the ESPP

THE FULL TEXT OF THE ESPP IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THAT TEXT.

Stock Subject to the ESPP. Subject to adjustment as provided in the ESPP, the aggregate number of shares of common stock reserved and available for issuance pursuant to the ESPP is 250,000. In the event of any stock dividend, stock split, recapitalization, or other change in the capital structure of the Company, the Compensation Committee will make appropriate adjustments in the number and kind of shares subject to the ESPP, the maximum number of shares that may be delivered under the ESPP, and the selling price and any other relevant provision of the ESPP.

Administration. Subject to the express provisions of the ESPP, the Compensation Committee of our Board of Directors (for purposes of this discussion as to the ESPP, the “Committee”) has authority to interpret and construe the provisions of the ESPP, to adopt rules and regulations for administering the ESPP, and to make all other determinations necessary or advisable for administering the ESPP. The ESPP will be administered in order to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility. In general, all employees employed by the Company and its participating subsidiaries at the beginning of a purchase period are eligible to participate in the ESPP. As of March 31, 2015, there were approximately 120 employees eligible to participate in the ESPP, including six executive officers. Employees must also be actively employed on the last day of the purchase period to purchase shares under the ESPP, except that in the event of a participant’s death, his or her legal representative may elect that such participant’s account balance be used to purchase shares on the purchase date for the then-current offering period. Participation in the ESPP is voluntary. The Committee may designate subsidiaries from time to time among a group consisting of the Company and its subsidiaries as eligible to participate in the ESPP as to its eligible employees. An employee who owns, or would own after the ESPP purchase, 5% or more of the Company’s outstanding shares, including rights to purchase stock as a result of ESPP participation, is ineligible to participate in the ESPP.

Plan Provisions. The ESPP is a broad-based plan that allows employees to purchase shares of the Company’s common stock at up to a 15% discount, measured at the lesser of the closing price of the Company’s Shares on (i) the first day of the Offering Period or (ii) on last day of the Purchase Period. The Committee shall determine the Offering Period and the Purchase Periods and Each Offering Period may consist of one or more Purchase Periods, as the Committe may determine. The ESPP, as initially administered, provides for bi-weekly offering periods, the first day of which is an offering date under the ESPP. Employees fund their purchases through voluntary payroll deductions that accumulate, without interest, in accounts maintained in the employee’s name. A participant may contribute up to 15% of his or her gross base pay. All deductions are made on an after-tax basis.

Eligible employees may elect to become a participant in the ESPP by submitting a payroll deduction authorization form to the Committee or its designee, which will remain effective from offering period to offering period unless and until the participant files new enrollment documents or withdraws from the ESPP.

At the end of each purchase period, and unless the participant terminates employment or withdraws from the ESPP or an offering period on or before the purchase date, the amount credited to the employee’s account is applied to the purchase of Company shares at a price equal to the lesser of the closing price of the Company’s Shares on (i) the first day of the Offering Period or (ii) on last day of the Purchase Period, less the then-current discount. An employee may not purchase shares under the ESPP with a fair market value (based on the foregoing determination) of more than $25,000 in any given calendar year. Shares purchased under the ESPP have the same voting, dividend and other rights as all other shares of Company common stock.

Shares of common stock purchased under the Plan will be held in the custody of an agent appointed by the Board or the Committee. The Agent may hold the shares of common stock purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees.

The Committee shall have the right to require any or all of the following with respect to shares of common stock purchased under the Plan:

(a)   that a participating employee may not request that all or part of the shares of common stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two (2) years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(b)   that all sales of shares of common stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c)   that participating employees abstain from selling or otherwise transferring shares of common stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of common stock were purchased pursuant to the Plan.

No participating employee may transfer or assign his or her rights to purchase shares of common stock under the Plan, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of common stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or the employee’s estate for his or her account, such certificate may be assigned the same as any other stock certificate.

Amendment and Termination of the ESPP. The Committee may, at any time, amend the ESPP in any respect; provided, however, that the stockholders must approve any amendment that would increase the number of shares of common stock that may be that may be issued under the ESPP (other than an increase merely reflecting a change in the Company’s capitalization) or any change in the designation of any corporation (other than a subsidiary of the Company) whose employees may participate in the ESPP. Our Board of Directors may terminate the ESPP at any time. Upon termination of the ESPP, cash balances then credited to participants’ accounts will be distributed as soon as practicable.

Federal Income Tax Consequences to the Company and to Participants

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A general summary of the federal income tax consequences regarding the ESPP is stated below. The summary is based on the law as in effect on March 14, 2014. The tax consequences of participating in the ESPP may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to both federal and state income tax considerations.

Tax Treatment of ESPP Participants. Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares acquired under the ESPP for at least two years after the offering date and at least one year after the purchase date (referred to as the Section 423 holding period), or if the participant dies while owning the shares, then the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the lesser of (a) the original discount on the share assuming the stock had been purchased on the offering date or (b) the excess of the fair market value of the share of common stock on the day of disposition over the price he or she paid for the share. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or otherwise disposes of the shares before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares have been held for more than one year.

Tax Treatment of the Company. If a participant recognizes ordinary income by selling or otherwise disposing of shares before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant’s ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares purchased under the ESPP.

Benefits to Named Executive Officers and Others

The benefits that will be received by participants, including the named executive officers, under the ESPP will depend on each individual’s elections to participate and the fair market value of the Company’s common stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by named executive officers or other employees if the ESPP is approved by our stockholders.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” the approval of the Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan as described in this Proposal 3.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•      reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2014 with management;

•      discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•      received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Gumbiner Savett Inc. matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by Gumbiner Savett Inc. for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board
Alfred E. Mann,
Gregg Williams
William J. Link, Ph.D.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has reappointed Gumbiner Savett Inc. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015. Gumbiner Savett Inc. has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm is not required by our Bylaws or the California Corporations Code. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2015. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2014 and 2013 by Gumbiner Savett Inc.:

	December 31,
	2014	2013

Audit Fees(1)	$165,000	$—
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	94,356	—

Total Fees	$259,356	$—

____________________________

1.    “Audit Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to professional services rendered to us for the audit of our annual financial statements and review of quarterly financial information in connection with our registration statement on Form S-1.

2.    “Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Gumbiner Savett Inc. has not billed us for any Audit-Related Fees during 2014.

3.    Tax Fees” consist of fees billed for services rendered by Gumbiner Savett Inc. for tax compliance, tax advice, and tax planning. Gumbiner Savett Inc. did not bill us for any Tax Fees for each of the last two fiscal years.

4.    “All Other Fees” consist of fees billed for services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2014, Gumbiner Savett Inc. provided customary services in connection with our initial public offering, which are shown as “All Other Fees” in the table above.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. To date no such non-audit services have been requested of or performed by Gumbiner Savett, Inc.

Gumbiner Savett Inc. Representatives at Annual Meeting

We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 as described in this Proposal 4.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We are an emerging growth company, as defined under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), and are subject to reduced public company reporting and stockholder voting requirements, including exemption from “say-on-pay”. The Company will remain an emerging growth company until December 31, 2019 although it will lose that status sooner if its revenues exceed $1 billion, if it issues more than $1 billion in non-convertible debt in any three year period, or the date we qualify as a “large accelerated filer” with at least $700 million of our equity securities held by non-affiliates.

Executive Officers

Robert J. Greenberg, 47, President, Chief Executive Officer, and Director

Dr. Greenberg has been the President, Chief Executive Officer and Director of Second Sight Medical Products, Inc. since its inception. Prior to the formation of Second Sight, Dr. Greenberg worked co-managing the Alfred E. Mann Foundation and since February 2007 he has been chairman of that foundation. From 1997 to 1998, he served as lead reviewer for IDEs and 510(k)s at the Office of Device Evaluation at the US Food and Drug Administration in the Neurological Devices Division. In 1998, he received his medical degree from The Johns Hopkins School of Medicine. From 1991 to 1997, Dr. Greenberg conducted pre-clinical trials demonstrating the feasibility of retinal electrical stimulation in patients with retinitis pigmentosa. This work was done at the Wilmer Eye Institute at Johns Hopkins in Baltimore and led to the granting of his Ph.D. from the Johns Hopkins Department of Biomedical Engineering. His undergraduate degree was in Electrical Engineering and Biomedical Engineering from Duke University. Dr. Greenberg’s unique and extensive scientific, technical and business expertise makes him well qualified to serve on our board of directors.

Thomas B. Miller, 59, Chief Financial Officer

Mr. Miller has been our Chief Financial Officer since May 2014. From 2000 to 2014 he was Chief Financial Officer of Ixia, a public company engaged in the design and manufacture of network test and monitoring products for the telecommunications industry. From 1997 to 1999 he was the Director of Finance and Controller of CoCensys, a public biotechnology company engaged in the discovery and development of new drugs to treat neurological and psychiatric disorders. Mr. Miller received a Masters of Business Administration from the University of Southern California and a Bachelor of Arts, Economics from the University of California, Berkeley.

Gregoire Cosendai, 43, Vice President of European Operations

Mr. Cosendai was our Director of European Operations from 2008 to 2010 and has since 2010 been our Vice President of European Operations. Between 2005 and 2008 he acted as a consultant for Second Sight. From 2001 to 2008 he was director of business development for the Alfred E. Mann Foundation. From 1995 to 2001 he was clinical engineer at the ENT clinic at the Geneva Hospital. Mr. Cosendai received a PhD from EPFL Lausanne on developing new speech coding strategies for cochlear implants and a Master of Electrical Engineering (Ing. dipl. EPFL elec.) from EPFL Lausanne.

Brian Mech, 46, Vice President of Business Development

Mr. Mech has been our Vice President of Business Development since 2008 and has been with the company since 1999. From 1999 to 2008 Mr. Mech held roles as a Materials Science Engineer and Director of Business Development at Second Sight. From 1997 to 1999, Mr. Mech was an Engineering Research Associate at the University of Michigan. Mr. Mech began his career at Second Sight working on advanced implantable package design, and has assumed responsibilities in the areas of implant design, pre-clinical testing, clinical support, reimbursement, sales and marketing, and business development. Mr. Mech received his Ph.D. in Materials Science from the University of Toronto and an MBA from the Anderson School of Management at the University of California, Los Angeles.

Edward Randolph, 57, Vice President of Manufacturing

Mr. Randolph has been our Vice President of Manufacturing since 2007. From 2003 to 2007, Mr. Randolph was Director of Manufacturing Engineering at Boston Scientific Corp., a worldwide manufacturer of medical devices and products. From 2001 to 2003, Mr. Randolph was a Director of Manufacturing Engineering at Cygnus, Inc., manufacturer of non-invasive transdermal drug delivery systems. Mr. Randolph received his Master of Science in Engineering from Stanford University and his Bachelor of Science in Architecture from Massachusetts Institute of Technology.

Anne-Marie Ripley, 45, Vice President of Clinical and Regulatory Affairs

Ms. Ripley has been our Vice President of Clinical and Regulatory Affairs since July 2005. From 2002 to 2005 she worked for the Alfred E. Mann Foundation, a non-profit organization that was conducting research and development for innovative bionic devices for people suffering from disabilities due to stroke and spinal cord injury with a final position as Vice President of Clinical and Regulatory Affairs. From 1999 to 2002, she was the Vice President of Data & Site Management and later Vice President of Operations at MD DataDirect, a start-up, web-based market research firm specializing in real-time cardiology device usage information. From 1992 to 1999 she worked in clinical and regulatory affairs (with a final position at the Director level) at Eclipse Surgical Technologies (now Cardiogenesis), a maker of interventional cardiology, cardiac surgery and orthopedic devices. Ms. Ripley received her Bachelor of Arts in Public Policy from Stanford University.

Summary Compensation Table for 2014

The following table provides information regarding the compensation of our named executive officers during 2014. As an emerging growth company, we have elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The amounts represented in the “Option Awards” column reflect the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards. Individuals listed in the table below are sometimes referred to in this report as the “Named Executive Officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Other ($)(3)	Total ($)

Robert J. Greenberg, M.D., Ph.D., Chief Executive Officer	2014 2013	343,647 336,953	33,882 49,343	2,795,320 —	437,058 12,309	3,609,907 398,605

Thomas B. Miller, Chief Financial Officer(4)	2014 2013	130,398 —	13,993 —	728,858 —	1,549 —	874,798 —

Brian Mech, Ph.D., Vice President of Business Development	2014 2013	192,114 190,757	15,440 28,249	389,902 —	4,554 3,767	602,010 222,773

Anne-Marie Ripley, Vice President of Clinical and Regulatory	2014 2013	203,983 178,645	15,526 26,397	403,052 —	3,514 3,527	626,075 208,569

Edward Randolph, Vice President of Manufacturing	2014 2013	189,734 187,160	14,458 15,655	369,728 —	3,860 3,706	577,780 206,521

Gregoire Cosendai, Vice President of European Operations	2014 2013	205,491 204,272	15,129 19,261	319,552 —	13,925 13,633	554,097 237,166

________________

(1)   Amounts represent the amounts earned and payable as cash bonuses for the indicated year.

(2)   Amounts represent the aggregate grant date fair value of stock option awards granted during the years shown as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. This calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing equity awards are described in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(3)   Includes contributions to the officer’s retirement plan, and payments for supplemental life and health insurance plans. In addition, in 2013 and 2014, Dr. Greenberg received an $8,000 per year car allowance, and in July 2014 Dr. Greenberg was granted debt forgiveness related to stock option exercises of $422,643.

(4)   Mr. Miller become the Company’s Chief Financial Officer in May of 2014.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding unexercised or unvested stock options that were held as of December 31, 2014 by our named executive officers.

Named Executive Officers	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Robert J. Greenberg, M.D., Ph.D.	01/01/05	59,063	—	4.75	01/01/15
	09/01/05	150,000	—	4.75	09/01/15
	01/01/06	17,969	—	4.75	01/01/16
	05/01/06	8,223	—	5.00	05/01/16
	01/01/07	30,625	—	5.00	01/01/17
	02/01/08	23,750	—	5.00	02/01/18
	11/01/08	150,000	—	5.00	11/01/18
	02/01/09	33,750	—	5.00	02/01/19
	02/01/10	103,750	—	5.00	02/01/20
	03/01/11	31,173	10,390	5.00	03/01/21	(1)
	03/01/12	19,376	19,374	5.00	03/01/22	(1)
	01/01/14	125,000	—	4.25	01/01/17	(3)
	04/01/14	—	46,875	5.00	04/01/24	(1)
	09/26/14	—	414,659	9.00	09/26/24	(1)

Thomas B. Miller	08/01/14	—	175,000	7.00	08/01/24	(1)

Brian Mech, Ph.D.	01/01/05	6,213	—	4.75	01/01/15
	09/01/05	10,000	—	4.75	09/01/15
	01/01/06	2,385	—	4.75	01/01/16
	05/01/06	3,104	—	5.00	05/01/16
	01/01/07	4,900	—	5.00	01/01/17
	05/01/07	5,000	—	5.00	05/01/17
	02/01/08	4,800	—	5.00	02/01/18
	11/01/08	30,000	—	5.00	11/01/18
	02/01/09	5,250	—	5.00	02/01/19
	02/01/10	20,750	—	5.00	02/01/20
	12/01/10	4,000	1,000	5.00	12/01/20	(2)
	03/01/11	4,989	3,324	5.00	03/01/21	(2)
	03/01/12	3,100	4,650	5.00	03/01/22	(2)
	04/01/14	—	12,500	5.00	04/01/24	(1)
	09/26/14	—	62,983	9.00	09/26/24	(1)

Named Executive Officers	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Anne-Marie Ripley	09/01/05	20,000	—	4.75	09/01/15
	09/01/05	30,000	—	4.75	09/01/15
	01/01/06	2,500	—	4.75	01/01/16
	01/01/07	6,125	—	5.00	01/01/17
	04/01/08	4,750	—	5.00	04/01/18
	11/01/08	25,000	—	5.00	11/01/18
	02/01/09	6,750	—	5.00	02/01/19
	02/01/10	20,750	—	5.00	02/01/20
	03/01/11	6,235	2,078	5.00	03/01/21	(1)
	03/01/12	3,876	3,874	5.00	03/01/22	(1)
	04/01/14	—	12,500	5.00	04/01/24	(1)
	09/26/14	—	72,219	9.00	09/26/24	(1)

Edward Randolph	08/01/07	50,000	—	5.00	08/01/17
	02/01/08	2,290	—	5.00	02/01/18
	11/01/08	25,000	—	5.00	11/01/18
	02/01/09	6,750	—	5.00	02/01/19
	02/01/10	20,750	—	5.00	02/01/20
	03/01/11	6,235	2,078	5.00	03/01/21	(1)
	03/01/12	3,876	3,874	5.00	03/01/22	(1)
	04/01/14	—	10,937	5.00	04/01/24	(1)
	09/26/14	—	65,895	9.00	09/26/24	(1)

Gregoire Cosendai, Ph.D.	11/01/08	20,000	—	5.00	11/01/18
	02/01/09	5,081	—	5.00	02/01/19
	05/01/09	10,000	—	5.00	05/01/19
	02/01/10	11,580	2,895	5.00	02/01/20	(2)
	06/01/10	1,700	425	5.00	06/01/20	(2)
	12/01/10	25,000	—	5.00	12/01/20
	03/01/11	4,988	1,662	5.00	03/01/21	(1)
	03/01/12	3,876	3,874	5.00	03/01/22	(1)
	04/01/14	—	10,937	5.00	04/01/24	(1)
	09/26/14	—	51,009	9.00	09/26/24	(1)

_________________

(1)   Options vest in equal annual tranches on the first four anniversary dates of the grant.

(2)   Options vest in equal annual tranches on the first five anniversary dates of the grant.

(3)   Fully vested on grant date.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

All of our executive officers are at will employees. All of the option awards and stock awards granted to the Company’s executives include change-in-control arrangements whereby any unvested stock options would vest as a result of change in control.

Compensation Discussion

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options or stock grants, and all other employment, severance and change-in-control agreements applicable to executive officers. Our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance for the prior fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•      each of our directors;

•      each of our current named executive officers as well as any additional individuals identified as named executive officers in the section of this report titled “Executive Compensation”;

•      all of our directors and executive officers as a group; and

•      each person known by us to beneficially own 5% or more of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 35,339,869 shares of our common stock outstanding as of March 31, 2015.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 31, 2015 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2015 are considered to be outstanding. These shares, however, are not considered outstanding as of March 31, 2015 when computing the percentage ownership of each other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers:
Robert J. Greenberg, M.D., Ph.D.(1)	949,075	2.6%
Alfred E. Mann(2)	11,302,059	31.7%
William J. Link(3)	4,492,975	12.7%
Aaron Mendelsohn(4)	979,666	2.8%
Gregg Williams(5)	6,265,101	17.5%
Thomas B. Miller(6)	—	—
Anne-Marie Ripley(7)	133,126	*
Gregoire Cosendai, Ph.D.(8)	91,453	*
Brian Mech, Ph.D.(9)	104,614	*
Edward Randolph(10)	121,650	*
All current directors and executive officers as a group (10 persons)(11)	24,439,719	65.3%

__________________

*        Represents beneficial ownership of less than one percent.

(1)     Includes 223,664 shares held by Robert J. Greenberg and currently exercisable options to purchase 725,411 shares of common stock and excludes unvested options to purchase 490,753 shares of common stock, of which 31,250 were granted on March 25, 2015.

(2)     Includes 5,235,775 shares of common stock held by Alfred E. Mann Living Trust, 360,000 shares of common stock issuable to the Alfred E. Mann Living Trust upon exercise of warrants, and 5,706,284 shares of common stock held by IncuMed, LLC, but excludes the following securities held by Claude Mann, the wife of Alfred E. Mann, 275,603 shares of common stock, and 40,000 shares of common stock issuable upon exercise of warrants. Mr. Mann disclaims any beneficial ownership of securities owned by Claude Mann.

(3)     Includes 4,370,964 shares held by Versant Venture Capital II, L.P.(“VVC”); 82,949 shares held by Versant Affiliates Fund II-A, L.P. (“VAF”); and 39,062 shares held by Versant Side Fund II, L.P.; Mr. Link is managing director of Versant Ventures II, LLC, the general partner of VVC, VAF and VSF and may be deemed a beneficial owner of these shares.

(4)     Includes 56,785 shares owned by Mendelsohn Investment Services, LLC, 814,002 shares owned by Mendelsohn Family Enterprises LLC, 72,232 shares of common stock issuable to Mendelsohn Family Enterprises LLC upon exercise of warrants and 36,647 shares held by Mr. Mendelsohn individually. Mr. Mendelsohn has voting and dispositive power over the shares held by Mendelsohn Investment Services, LLC and by Mendelsohn Family Enterprises LLC.

(5)     Includes 5,810,180 shares held by the Sam Williams Trust and 454,921 shares of common stock issuable to the Sam Williams Trust upon exercise of warrants. Greg Williams has voting and dispositive power over the shares of the Sam Williams Trust.

(6)     Excludes unvested options to purchase 187,906 shares of common stock, of which 12,906 were granted on March 25, 2015.

(7)     Includes vested options to purchase 133,126 shares of common stock and excludes unvested options to purchase 89,782 shares of common stock, of which 6,250 were granted on March 25, 2015.

(8)     Includes vested options to purchase 91,453 shares of common stock and excludes unvested options to purchase 67,824 shares of common stock, of which 6,250 were granted on March 25, 2015.

(9)     Includes vested options to purchase 104,614 shares of common stock and excludes unvested options to purchase 78,121 shares of common stock.

(10)  Includes vested options to purchase 121,650 shares of common stock and excludes unvested options to purchase 82,782 shares of common stock, of which 6,250 were granted on March 25, 2015.

(11)  Includes vested options to purchase 1,176,254 shares of common stock and excludes unvested options to purchase 1,002,920 shares of common stock, of which 69,156 were granted on March 25, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Lease

We lease our office and laboratory space in Sylmar, California under an operating lease originally entered into with Mann Biomedical Park, LLC, an entity affiliated with Alfred Mann, Chairman of the Board and one of our co-founders. We entered into the lease of our Sylmar facility effective February 2012, for a term of five years that was to expire on February 28, 2017. This lease included rental of additional space commencing January 1, 2013 and we obtained a five year option to renew. The lease required us to pay real estate taxes, insurance and common area maintenance each year, and was subject to periodic cost of living adjustments. In April 2014, we entered into a new lease with the term ending on February 28, 2022. The new lease provides us with a five year option to renew, requires us to pay real estate taxes, insurance and common area maintenance each year and includes automatic increases each year. In November 2014, the property of which are premises are a part was sold to non-affiliated third party. See Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. In the opinion of management the terms of this lease are no less favorable than those that might be obtained from an unaffiliated third party.

Officer Loans

In May 2011, we entered into a loan agreement with our president whereby we provided him with $319,000 to finance the exercise of expiring stock options to purchase 100,000 shares. The loan bore interest at 2.26% per annum and had a maturity date of May 31, 2016. On December 11, 2013, we entered into a second loan agreement with our president to allow him the funds to exercise expiring stock options covering the purchase of 200,000 shares of common stock for $100,000. This loan bore interest at 1.64% per annum and had a maturity date of December 31, 2018. In July 2014, the Company’s Board of Directors approved forgiving these loans and accrued interest of $422,643.

Convertible Notes and Warrants

During 2012 and 2013, we entered into three separate private placement rounds by which we issued convertible promissory notes totaling $29,519,162, primarily to existing stockholders. Entities affiliated with three members of our board of directors, Alfred E. Mann, Gregg Williams and Aaron Mendelsohn, acquired in those rounds a total of $23,378,808 in face value of our convertible notes payable on the same terms and conditions as other investors in those financings. In June 2014, an entity associated with Aaron Mendelsohn assigned $200,000 in face value of these convertible notes payable to unrelated parties. This assignment included all accrued interest and the related 8,000 warrants. These notes were unsecured, had simple interest of 7.5% per year accrued on the outstanding face value of the notes, and were automatically convertible into shares of our common stock at $5.00 per share upon the occurrence the initial public offering of our common stock in November 2014. In connection with all three rounds of these notes during 2012 and 2013, we issued warrants to purchase shares of our common stock to the investors who purchased our convertible notes. These warrants grant the holder the right to purchase additional shares of common stock of the Company equal to the product of (a) 20%, multiplied by (b) the face amount of the convertible note divided by $5.00. Warrants to purchase 1,178,707 shares of common stock were outstanding on December 31, 2014, of which 399,354 warrants expire on July 31, 2017, and 779,353 warrants expire on February 28, 2018. The exercise price for each share that may be purchased under the warrant is $5.00. Until their expiration dates, the warrants may be exercised at any time, and from time to time, in whole or in part. In connection with their purchase of convertible notes, entities affiliated with these three members of our board of directors, Alfred E. Mann, Gregg Williams and Aaron Mendelsohn, also acquired in those rounds warrants to purchase an aggregate of 927,152 shares of common stock.

Loan from Principal Stockholder

On October 1, 2014 we entered into a loan agreement with an entity affiliated with Mr. Mann to lend us up to $3 million at an annualized interest rate of 1.5% on an unsecured basis. We borrowed $2 million under this loan agreement, and at our discretion we were permitted to borrow an additional $1 million from this lender. We repaid the loan in November 2014.

Finder Fees

In connection with a private placement of our common stock completed in July 2014 we paid an entity affiliated with Aaron Mendelsohn, one of our directors, a finder fee of 26,785 shares of common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors, executive officers and certain other directors. The indemnification agreements and our restated articles of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by California law.

Grant Funds from the Johns Hopkins University Applied Physics Laboratory

We entered into a Joint Research and Development Agreement (JRDA) with Johns Hopkins University Applied Physics Laboratory (APL) in September 2014 and received $4.075 million under the JRDA in October 2014. APL awarded us a subcontract under the JRDA to conduct applied research under a grant that APL received from the Mann Fund. The Mann Fund was established and largely funded more than 15 years ago by Alfred E. Mann, our Chairman and largest stockholder.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2015 Annual Meeting of stockholders must be received by us no later than August 13, 2015, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 12744 San Fernando Road, Building 3, Sylmar, California 91342.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Thomas B. Miller, Chief Financial Officer and Corporate Secretary of Second Sight Medical Products, Inc, 12744 San Fernando Road, Building 3, Sylmar, California 91342, telephone number (818) 833-5000.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Second Sight Medical Products, Inc, 12744 San Fernando Road, Building 3, Sylmar, California 91342.

VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy and log-on using the below control number.

CONTROL #

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	VOTE BY MAIL Mark, sign and date your proxy card and return it in the enevelope we have provided.

VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held on May 15, 2015 at 9:00 a.m.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Common Stock

▼           DETACH PROXY CARD HERE TO VOTE BY MAIL           ▼

(1)	Election of Directors:
	☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

1a Robert J. Greenberg M.D. Ph.D. 1b Alfred E. Mann 1c William J. Link
1d Aaron Mendelsohn 1e Gregg Williams

Second Sight Medical Products, Inc. proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the nominees in their sole discretion. If you wish to cumulate your votes, please mark here and write in your instructions on the reverse side.            ☐

(2)	To approve an increase of 2,000,000 shares of the number of shares available for option awards under the 2011 Equity Incentive Plan.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3)	To approve Second Sight Medical Products, Inc., 2015 Employee Stock Purchase Plan.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4)	To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2015.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date		Signature		Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.	☐

SECOND SIGHT MEDICAL PRODUCTS, INC.

ANNUAL GENERAL MEETING

MAY 15, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Robert J. Greenberg, President and Chief Executive Officer, and Thomas Miller, or either of them, with full power of substitution to each of them, as proxies to represent and vote all shares of common stock of Second Sight Medical Products, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 15, 2015, at 9:00 a.m. at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California, USA, 91355 and at any adjournments or postponements thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed.  If no direction is made, the proxy shall be voted FOR the election of the five (5) nominees, FOR approval of an increase of 2,000,000 shares under the 2011 Equity Incentive Plan, FOR approval of the 2015 Employee Stock Purchase Plan, FOR ratification of the Company’s independent registered public accounting firm for 2015 and, in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Annual Meeting of Stockholders on May 15, 2015 at 9:00 AM. ☐

(Continued and to be signed on Reverse Side)

Appendix A

SECOND SIGHT MEDICAL PRODUCTS, INC.
2015 Employee Stock Purchase Plan

The Board of Directors of the Company has adopted this Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The provisions of the Plan are set forth below:

1.    Definitions

(a)   “Board” means the Board of Directors of the Company.

(b)   “Code” means the Internal Revenue Code of 1986, as amended.

(c)   “Committee” means a committee of, and designated from time to time by resolution of, the Board.

(d)   “Common Stock” means the Company’s common stock, no par value per share.

(e)   “Company” means Second Sight Medical Products, Inc., a California corporation.

(f)    “Effective Date” means May 15, 2015, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been adopted by the Board on March 25, 2015.

(g)   “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date, or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

(h)   “Offering Period” means the period determined by the Committee pursuant to Section 8, which period shall not exceed twenty-seven (27) months, during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan.

(i)    “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(f) of the Code and the regulations thereunder), except such companies or other trades or businesses which the Board or the Committee specifically excludes by resolution from participating in the Plan.

(j)    “Plan” means this Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan.

(k)   “Purchase Period” means the period designated by the Committee on the last trading day of which purchases of Common Stock are made under the Plan.

(l)    “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.    Shares Subject to the Plan

(a)   Subject to adjustment as provided in Section 27, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 250,000 shares. In addition, the number of shares of Common Stock available for purchase by participating employees under the Plan shall automatically increase on January 1st of each year, commencing January 1, 2016 and continuing until the expiration of the Plan, in an amount equal to the lesser of

(a) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (b) 100,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)   The shares of Common Stock issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.    Administration

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee, nor any of their agents or designees shall be liable for any act, failure to act, or determination made in good faith with respect to the Plan.

4.    Interpretation

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan; to prescribe, amend, and rescind rules relating to it; and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final, binding, and conclusive upon all persons.

5.    Eligible Employees

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is less than twenty (20) hours per week; and (b) an employee who, after exercising his or her rights to purchase shares of Common Stock under the Plan, would own (directly or by attribution pursuant to Section 424(d) of the Code) shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or any of its Participating Affiliates approves or which meets the requirements of Treasury Regulations section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Board or the Committee may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.    Participation in the Plan

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form in such written, electronic, or other format, or pursuant to such written, electronic, or other process, as may be provided by or established by the Committee from time to time and submitting that election to the Company’s Payroll Department or as otherwise directed by the Committee. The election will authorize: (a) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees; and (b) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period following or concurrent with the Company’s receipt of such election.

7.    Offerings

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 6, the Committee shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 16  through 21.

8.    Offering Periods and Purchase Periods

The Committee shall determine the Offering Periods and Purchase Periods. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Committee.

9.    Rights to Purchase Common Stock; Purchase Price

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period.

10.  Timing of Purchase

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 17 through 21, such employee will be deemed to have automatically exercised his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16 ) for the number of shares of Common Stock that the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15  and subject to adjustment under Section 27.

11.  Purchase Limitation

Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period; provided, however, that the Committee may in its discretion, prior to the start of an Offering Period, set a limit on the number or value of shares of Common Stock an employee may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares of Common Stock purchased during such period and will thereupon have all dividend, voting, and other ownership rights incident thereto, except as otherwise provided in Section 12. Notwithstanding the foregoing, no shares of Common Stock shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 26.

12.  Issuance of Stock Certificates and Sale of Plan Shares

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares of Common Stock purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board or the Committee. The Agent may hold the shares of Common Stock purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees.

The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(a)   that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two (2) years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(b)   that all sales of shares of Common Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c)   that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Common Stock were purchased pursuant to the Plan.

13.  Withholding of Taxes

To the extent that a participating employee recognizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee under the Plan. Any participating employee who sells or otherwise transfers shares of Common Stock purchased under the Plan within two (2) years after the beginning of the Offering Period in which the shares were purchased must within thirty (30) days of such transfer notify the Company’s Payroll Department in writing of such transfer.

14.  Account Statements

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares of Common Stock purchased for the employee’s account, the Purchase Price of the shares purchased for the employee’s account, and the number of shares held for the employee’s account at the end of the Purchase Period.

15.  Participation Adjustment

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10, a participation adjustment will be made, and the number of shares of Common Stock purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.  Changes in Elections to Purchase

(a)   Ceasing Payroll Deductions or Periodic Payments. A participating employee may, at any time prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

(b)   Decreasing Payroll Deductions During a Purchase Period. A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below ten dollars ($10.00) per pay period) by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

(c)   Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period. Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

17.  Termination of Employment

In the event a participating employee’s employment with the Company or a Participating Affiliate terminates, or is deemed terminated, for any reason other than death prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed, and the employee’s option to purchase will terminate.

18.  Authorized Leave of Absence or Disability

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to an authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such participating employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed, and if such employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within ten (10) days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a)   To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b)   Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c)   Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on authorized leave of absence or disability on the last day of the Purchase Period who is still an eligible employee under Section 5 shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing Sections 18(a), 18(b), and 18(c). If any employee fails to deliver such written notice within ten (10) days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected Section 18(c).

19.  Death

In the event of the death of a participating employee while the employee’s option to purchase shares under the Plan is in effect, the legal representatives of such employee may, within three (3) months after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

(a)   The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(b)   Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate, and the amount then credited to the employee’s account shall be paid to such legal representatives.

20.  Failure to Make Periodic Cash Payments

Under any of the circumstances contemplated by this Plan, where the purchase of shares of Common Stock is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

21.  Termination of Participation

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated, if (a) the Board elects to terminate the Plan as provided in Section 26, (b) the employee ceases to be eligible to participate in the Plan under Section 5, or (c) in accordance with Sections 17 and 18. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares of Common Stock held in the employee’s account. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

22.  Transfer; Assignment

No participating employee may transfer or assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). During a participating employee’s lifetime, only such participating employee may exercise his or her rights to purchase shares of Common Stock under the Plan. Once a stock certificate has been issued to the employee or the employee’s estate for his or her account, such certificate may be assigned the same as any other stock certificate.

23.  Application of Funds

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

24.  No Right to Continued Employment

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

25.  Amendment of the Plan

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company, no amendment shall be made (a) increasing the number of shares specified in Section 2 that may be made available for purchase under the Plan (except as provided in Section 27) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

26.  Term and Termination of the Plan

The Plan shall be effective as of the Effective Date. The Board may suspend or terminate the Plan at any time and for any reason or for no reason, provided that such suspension or termination shall not impair any rights of participating employees that have vested at the time of suspension or termination. In any event, the Plan shall, without further action of the Board, terminate on the tenth (10th) anniversary of the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 have been issued.

27.  Changes in Capitalization

(a)   Changes in Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Common Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan and (ii) the Purchase Price per share.

(b)   Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 27(c), if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger, or consolidation.

(c)   Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12, the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board or the Committee shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

(d)   Adjustments. Adjustments under this Section 27 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e)   No Limitations on Company. The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

28.  Governmental Regulation

The Company’s obligation to issue, sell, and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance, or sale of such shares.

29.  STockholder Rights

Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies, and other materials distributed by the Company to its stockholders. There will be no charge to participating employees in connection with such notices, proxies, and other materials. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions.

30.  Rule 16B-3

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in this Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

31.  Payment of Plan Expenses

The Company will bear all costs of administering and carrying out the Plan.